Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)    ☐

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

JARDEN CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	35-1828377
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Alltrista Plastics LLC

(Exact name of obligor as specified in its charter)

Indiana	35-2000584
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

American Household, Inc.

(Exact name of obligor as specified in its charter)

Delaware	25-1638266
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Australian Coleman, Inc.

(Exact name of obligor as specified in its charter)

Kansas	48-0898070
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Bicycle Holding, Inc.

(Exact name of obligor as specified in its charter)

Delaware	31-1421129
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

BRK Brands, Inc.

(Exact name of obligor as specified in its charter)

Delaware	04-3157073
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

CC Outlet, Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-3966497
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Coleman International Holdings, LLC

(Exact name of obligor as specified in its charter)

Delaware	13-3639257
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Coleman Worldwide Corporation

(Exact name of obligor as specified in its charter)

Delaware	13-3704484
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

First Alert, Inc.

(Exact name of obligor as specified in its charter)

Delaware	04-3157075
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Hearthmark, LLC

(Exact name of obligor as specified in its charter)

Delaware	35-2000585
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Holmes Motor Corporation

(Exact name of obligor as specified in its charter)

Delaware	04-3438010
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Jarden Acquisition I, LLC

(Exact name of obligor as specified in its charter)

Delaware	20-0893342
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Jarden Zinc Products, LLC

(Exact name of obligor as specified in its charter)

Indiana	35-2000583
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

JT Sports LLC

(Exact name of obligor as specified in its charter)

Delaware	20-0595206
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

K-2 Corporation

(Exact name of obligor as specified in its charter)

Indiana	35-1175329
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

K2 Inc.

(Exact name of obligor as specified in its charter)

Delaware	95-2077125
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Kansas Acquisition Corp.

(Exact name of obligor as specified in its charter)

Delaware	13-3738068
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

L.A. Services, Inc.

(Exact name of obligor as specified in its charter)

Delaware	65-0973486
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Laser Acquisition Corp.

(Exact name of obligor as specified in its charter)

Delaware	65-0826385
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Lehigh Consumer Products LLC

(Exact name of obligor as specified in its charter)

Delaware	23-2936885
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Loew-Cornell, LLC

(Exact name of obligor as specified in its charter)

Delaware	22-2013755
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Marker Volkl USA, Inc.

(Exact name of obligor as specified in its charter)

New Hampshire	02-0465241
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Marmot Mountain, LLC

(Exact name of obligor as specified in its charter)

Delaware	73-1706851
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Miken Sports, LLC

(Exact name of obligor as specified in its charter)

Delaware	04-3798778
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Nippon Coleman, Inc.

(Exact name of obligor as specified in its charter)

Kansas	48-0898069
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Outdoor Technologies Corporation

(Exact name of obligor as specified in its charter)

Iowa	42-1204277
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Penn Fishing Tackle Mfg. Co.

(Exact name of obligor as specified in its charter)

Pennsylvania	23-1333002
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Pure Fishing, Inc.

(Exact name of obligor as specified in its charter)

Iowa	42-0784220
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Quoin, LLC

(Exact name of obligor as specified in its charter)

Delaware	88-0374612
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Rawlings Sporting Goods Company, Inc.

(Exact name of obligor as specified in its charter)

Delaware	43-1674348
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Sea Striker, LLC

(Exact name of obligor as specified in its charter)

Delaware	26-4463603
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Shakespeare Company, LLC

(Exact name of obligor as specified in its charter)

Delaware	38-1022940
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Shakespeare Conductive Fibers, LLC

(Exact name of obligor as specified in its charter)

Delaware	38-1022940
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

SI II, Inc.

(Exact name of obligor as specified in its charter)

Florida	65-0717251
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Sitca Corporation

(Exact name of obligor as specified in its charter)

Washington	91-0978656
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Sunbeam Americas Holdings, LLC

(Exact name of obligor as specified in its charter)

Delaware	25-1638268
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Sunbeam Products, Inc.

(Exact name of obligor as specified in its charter)

Delaware	25-1406546
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

The Coleman Company, Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-3639257
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

The United States Playing Card Company

(Exact name of obligor as specified in its charter)

Delaware	31-1421130
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

USPC Holding, Inc.

(Exact name of obligor as specified in its charter)

Delaware	31-1421131
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

555 Theodore Fremd Avenue Rye, NY	10580
(Address of principal executive offices)	(Zip code)

Debt Securities

Guarantees of Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 17 th day of April, 2009.

THE BANK OF NEW YORK MELLON

By:	/S/ SHERMA THOMAS
Name:	SHERMA THOMAS
Title:	ASSISTANT TREASURER

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2008, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,440,000
Interest-bearing balances	87,807,000
Securities:
Held-to-maturity securities	7,327,000
Available-for-sale securities	32,572,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	373,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	32,827,000
LESS: Allowance for loan and lease losses	357,000
Loans and leases, net of unearned income and allowance	32,470,000
Trading assets	10,665,000
Premises and fixed assets (including capitalized leases)	1,098,000
Other real estate owned	8,000
Investments in unconsolidated subsidiaries and associated companies	795,000
Not applicable
Intangible assets:
Goodwill	4,908,000
Other intangible assets	1,606,000
Other assets	11,095,000

Total assets	195,164,000

LIABILITIES
Deposits:
In domestic offices	85,286,000
Noninterest-bearing	54,008,000
Interest-bearing	31,278,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	72,497,000
Noninterest-bearing	1,558,000
Interest-bearing	70,939,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	454,000
Securities sold under agreements to repurchase	75,000
Trading liabilities	8,365,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	6,256,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	7,018,000

Total liabilities	183,441,000

Minority interest in consolidated subsidiaries	350,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,276,000
Retained earnings	6,810,000
Accumulated other comprehensive income	-4,848,000
Other equity capital components	0
Total equity capital	11,373,000

Total liabilities, minority interest, and equity capital	195,164,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell	Directors
Steven G. Elliott
Robert P. Kelly